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                                                                 EXHIBIT (10)(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                    CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 17 to Form N-4 (File No. 33-43773) for Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 SUTHERLAND ASBILL & BRENNAN LLP

                                                      /s/ KIMBERLY J. SMITH
                                                  ------------------------------
                                                       Kimberly J. Smith, Esq.

Washington, D.C.

July 7, 2000
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